AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ---------------
                         BECTON, DICKINSON AND COMPANY

            (Exact name of Registrant as specified in its charter)
                                ---------------

          NEW JERSEY                                    22-0760120
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)
                                ---------------
                                1 Becton Drive,
                     Franklin Lakes, New Jersey 07417-1880
                                 (201) 847-6800

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                ---------------
                                JOHN W. GALIARDO
                       VICE CHAIRMAN AND GENERAL COUNSEL
                         BECTON, DICKINSON AND COMPANY
             1 BECTON DRIVE, FRANKLIN LAKES, NEW JERSEY 07417-1880
                                 (201) 847-6800

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                          AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
OF SECURITIES TO BE REGISTERED                TO BE          AGGREGATE PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                           REGISTERED               UNIT                  PRICE
Debt Securities                          $400,000,000 (1)(2)       100 % (3)        $400,000,000 (2)(3)      $121,213 (2)
-------------------------------------------------------------------------------------------------------------------------
Warrants to Purchase Debt Securities          (4)
------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued (i) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of not more than $400,000,000 or (ii) with a principal amount denominated in a foreign or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent to $400,000,000.
(2) Does not include an additional $100,000,000 of securities being carried forward from the Registrant's Registration Statement No. 333-23559 on Form S-3 pursuant to Rule 429 of the Securities Act of 1933. A registration fee of $30,303 for such additional securities was previously paid with the filing of such previous registration statement.
(3) Estimated solely for the purposes of determining the registration fee. Exclusive of accrued interest, if any.
(4) Warrants may be issued to purchase Debt Securities. The amount to be registered is the maximum aggregate principal amount of Debt Securities to be issued with or without any such Warrants and includes all Debt Securities deliverable upon the exercise of such Warrants.
                                ---------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

   Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a prospectus that also relates to and describes $100,000,000 of Debt Securities registered under, and constitutes Post-Effective Amendment No. 1 to, Registration Statement No. 333-23559 on Form S-3 previously filed by the Registrant and declared effective on March 28, 1997.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED OCTOBER 17, 1997



                         BECTON, DICKINSON AND COMPANY


            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES


  Becton, Dickinson and Company (the "Company") from time to time may offer, at an aggregate initial offering price not to exceed $500,000,000, its unsecured debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants" and, together with the Debt Securities, the "Securities"). The Debt Securities and Warrants may be offered, separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus (each, a "Prospectus Supplement"). The Company may sell the Securities to or through underwriters, and also may sell the Securities directly to other purchasers or through agents. See "Plan of Distribution."

  The terms of the Securities, including with respect to the Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, and terms for redemption, and, with respect to any Warrants, where applicable, the offering price, exercise price, duration and detachability, and the names and compensation of any underwriters or agents and the other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, will be set forth in the Prospectus Supplement relating to such Securities. As used herein, Securities shall include securities denominated in United States dollars or, at the option of the Company, if so specified in the applicable Prospectus Supplement, in any other currency, including composite currencies. This Prospectus may not be used to consummate sales of Securities unless accompanied by the Prospectus Supplement applicable to the Securities being sold.

                                ---------------


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                 THE DATE OF THIS PROSPECTUS IS OCTOBER __, 1997

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all of the information contained in the Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which are on file with the Commission pursuant to the Exchange Act (File No. 1-4802), are incorporated herein by reference and made a part hereof:

  (a) The Company's most recently filed Annual Report on Form 10-K;

  (b) The Company's Quarterly Reports on Form 10-Q filed since the end of the Company's fiscal year covered by its most recent Annual Report on Form 10-K;

  (c) The Company's Current Reports on Form 8-K filed since the end of the Company's fiscal year covered by its most recent Annual Report on Form 10-K; and

  (d) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, filed since the end of the Company's fiscal year covered by its most recent Annual Report on Form 10-K and prior to the termination of the offering of the Securities hereunder.

  Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800.

                                  THE COMPANY

  The Company was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Its executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880 and its telephone number is (201) 847-6800. All references herein to the "Company" refer to Becton, Dickinson and Company and its domestic and foreign subsidiaries unless otherwise indicated by the context.

  The Company is engaged principally in the manufacture and sale of a broad line of medical supplies and devices and diagnostic systems used by health care professionals, medical research institutions and the general public. The Company's operations are comprised of two worldwide business segments, Medical Supplies and Devices ("Medical") and Diagnostic Systems ("Diagnostic").

  The major products in the Company's Medical segment are hypodermic products, specially designed devices for diabetes care, prefillable drug delivery systems, vascular access products and specialty and surgical blades. The Medical segment also includes specialty needles, drug infusion systems, disposable scrubs, elastic support products and thermometers.

  The major products in the Company's Diagnostic segment are manual and instrumented microbiology products, sample collection products, flow cytometry systems for cellular analysis, tissue culture labware, hematology instruments and other diagnostic systems, including immunodiagnostic test kits.

  The Company's products are manufactured and sold worldwide. The principal markets for the Company's products outside of the United States are Europe, Japan, Mexico, Asia-Pacific, Canada and Brazil. The principal products sold by the Company outside the United States are hypodermic needles and syringes, diagnostic systems, VACUTAINER (R) brand sample collection products, HYPAK (R) brand prefillable syringe systems and infusion therapy products. The Company has manufacturing operations in Australia, Brazil, China, France, Germany, Ireland, Japan, Mexico, Singapore, Spain, the United Kingdom and the United States, and in 1996 commenced construction of a hypodermic syringe manufacturing facility in India.

  The Company's products and services are marketed in the United States both through independent distribution channels and directly to end-users. The Company's products are marketed outside of the United States through independent distributors and sales representatives, and in some markets directly to end-users.

                                USE OF PROCEEDS

  Except as may be set forth in the Prospectus Supplement with respect to any Securities, the net proceeds to the Company from the sale of the Securities offered hereby will be added to the general funds of the Company and may be used to repay outstanding debt and to meet capital expenditure and working capital requirements. The Company has not allocated a specific portion of the net proceeds for any particular use at this time. Pending application of the net proceeds, such proceeds may be invested in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

                                        NINE MONTHS      YEAR ENDED SEPTEMBER 30,
                                        ENDED JUNE     ----------------------------
                                         30, 1997      1996  1995  1994  1993  1992
                                         --------      ----  ----  ----  ----  ----
Ratio of Earnings to Fixed Charges
 (unaudited)........................     6.60          6.25  5.43  4.59  3.49  3.68

  Earnings used to compute this ratio are earnings before income taxes and the cumulative effect of accounting changes and before fixed charges (excluding, for purposes of such computation, interest capitalized during the period) and after excluding undistributed earnings and losses of minority-owned affiliates. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and expense and the portion of rental expense representative of an interest factor.

                         DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities are to be issued under an Indenture, dated as of March 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee") (a copy of which is filed (by incorporation by reference) with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

  GENERAL

  The Debt Securities will be unsecured and unsubordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

  The Debt Securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or Board Resolution (Section 2.03). Unless otherwise provided in a Prospectus Supplement, principal (unless the context otherwise requires, "principal" includes premium, if any) of and any interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the Debt Securities, provided that, at the option of the Company, payment of interest may be made by check to the address of the Person entitled thereto as it appears in the Security Register (Sections 2.04 and 2.06). Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith (Section 2.06).

  Reference is made to the Prospectus Supplement for the following terms of the Debt Securities of each series offered thereby (to the extent such terms are applicable to such Debt Securities): (a) the designation of the Debt Securities of the series; (b) any limit upon the aggregate principal amount of the Debt Securities of the series and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of such Debt Securities; (c) any date on which the principal of the Debt Securities of the series is payable (which date may be fixed or extendible); (d) any rate (which may be fixed or variable) per annum at which any Debt Securities of the series shall bear interest, any interest accrual, payment and record dates and/or any method by which any such rate or date shall be determined; (e) if other than as provided in the Indenture, any place where principal of and interest on Debt Securities of the series shall be payable, where Debt Securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to Holders may be published and any time of such payment at any place of payment; (f) any right of the Company to redeem Debt Securities of the series and any terms thereof; (g) any obligation of the Company to redeem, purchase or repay Debt Securities of the series and any terms thereof; (h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable; (i) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof; (j) if other than the coin or currency in which the Debt Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Debt Securities of the series shall be payable or, if the amount of any payments of principal of and/or interest on the Debt Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Debt Securities of the series are denominated, the manner in which such amounts shall be determined; (k) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the Debt Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Debt Securities shall be payable; (l) any obligation of the Company to pay additional amounts on the Debt Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right of the Company to redeem such Debt Securities rather than pay such additional amounts; (m) any provisions for the Debt Securities of the series to be issued in bearer form, with or without coupons, and if the Debt Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions; (n) if other than the Person acting as Trustee, any Agent acting with respect to the Debt Securities of the series; (o) any provisions for the defeasance of any Debt Securities of the series in addition to, in substitution for or in modification of the provisions described in "Defeasance and Covenant Defeasance;" (p) the identity of any Depositary for Registered Global Securities of the series other than The Depository Trust Company and any circumstances other than those described in "Global Securities" in which any Person may have the right to obtain Debt Securities in exchange therefor; (q) any provisions for Events of Default applicable to any Debt Securities of the series in addition to, in substitution for or in modification of those described in "Events of Default;" (r) any provision for covenants applicable to any Debt Securities of the series in addition to, in substitution for or in modification of those described in "Covenants;" and (s) any other terms of the Debt Securities of the series not inconsistent with the Indenture (Section 2.03).

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If any Debt Securities are Original Issue Discount Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 1.01)

  GLOBAL SECURITIES

  The Debt Securities of each series may be issued in the form of one or more fully registered global Debt Securities (each a "Registered Global Security") registered in the name of The Depository Trust Company (the "Depositary") or a nominee thereof, unless otherwise established for the Debt Securities of such series. Except as described in a Prospectus Supplement hereto, Debt Securities in definitive form will not be issued. Unless and until a Registered Global Security is exchanged in whole or in part for Debt Securities in definitive form, it may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary (Section 2.06).

  Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") entitled thereto that have accounts with the Depositary designated by the underwriters or their agents engaging in any distribution of the Debt Securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in a Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary or by its nominee. Ownership of beneficial interests in a Registered Global Security by Persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  As long as the Depositary, or its nominee, is the registered owner of a Registered Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as specified below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the Holders thereof for any purposes under the Indenture (Section 2.06). Accordingly, each Person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of Debt Securities is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders of Debt Securities or any owner of a beneficial interest in a Registered Global Security desires to give any notice or take any action a holder of Debt Securities is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize the beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of the beneficial owners owning through them.

  The Depositary or a nominee thereof, as holder of record of a Registered Global Security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the Depositary. On the date hereof, the agent for the payment, transfer and exchange of the Securities is the Trustee therefor, acting through its Corporate Trust Office located in the Borough of Manhattan, The City of New York.

  The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of a Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Registered Global Security held through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (Section 2.13).

  If the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, if the Company determines that Debt Securities shall no longer be maintained as Registered Global Securities, or, if at any time an Event of Default shall have occurred and be continuing under the Indenture, the Company will issue Debt Securities in definitive certificated form in exchange for the Registered Global Securities (Section 2.06).

  In the event that the book-entry system is discontinued, the following provisions shall apply. The Trustee or any successor registrar under the Indenture shall keep a register for the Debt Securities in definitive certificated form at its Corporate Trust Office. Subject to the further conditions contained in the Indenture, Debt Securities in definitive certificated form may be transferred or exchanged for one or more Debt Securities in different authorized denominations upon surrender thereof at the Corporate Trust Office of the Trustee or any successor Registrar under the Indenture by the registered Holders or their duly authorized attorneys. Upon surrender of any Debt Security to be transferred or exchanged, the Trustee or any successor registrar under the Indenture shall record the transfer or exchange in the Security Register and the Company shall issue, and the Trustee shall authenticate and deliver, new Debt Securities in definitive certificated form appropriately registered and in appropriate authorized denominations (Section 2.06). The Trustee shall be entitled to treat the registered Holders of the Debt Securities in definitive certificated form, as their names appear in the Security Register as of the appropriate date, as the owners of such Debt Securities for all purposes under the Indenture (Section 2.13).

  CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company shall not consolidate or merge with any other Person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety in one transaction or series of transactions to any Person, or allow another Person to sell, transfer, lease or otherwise dispose of substantially all of its assets to the Company unless (a) either (i) the Company shall be the surviving Person or (ii) such Person shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of the Company's obligations under the Debt Securities and under the Indenture; (b) immediately before and after such transaction or each element of such series, no Default or Event of Default shall have occurred and be continuing; and (c) certain other conditions are met. Upon any such consolidation, merger, sale, transfer, lease or other disposition, the successor corporation formed by such consolidation, or into which the Company is merged, or to which such sale, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indentures and under the Debt Securities (Section 5.02).

  EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any installment of interest on any Debt Security of such series when due and the continuance of such failure for 30 days; (b) failure to pay the principal of any Debt Security of such series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of such series; (d) failure for 60 days after notice to the Company by the Trustee, or by the Holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, to perform or observe any other covenant, condition or agreement in the Debt Securities of such series or in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series); (e) certain events of bankruptcy, insolvency or reorganization of the Company; or (f) any other Event of Default established for the Debt Securities of such series (Section 6.01).

  The Indenture provides that, if an Event of Default with respect to the Debt Securities of any series then outstanding thereunder occurs and is continuing, then, either the Trustee for or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of any such affected series then outstanding (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the entire principal (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be established for such series) of all Debt Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable (Section 6.02). However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such declaration (Section 6.02).

  The Company is required to furnish to the Trustee annually an Officer's Certificate as to the Company's compliance with all conditions and covenants under the Indenture. The Company must notify the Trustee within five days of any Default or Event of Default (Section 4.06).

  The Indenture provides that the Trustee thereunder will, within 60 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the Holders of the Debt Securities notice of all Defaults with respect to such series known to such Trustee, provided that, except in the case of a Default in payment on the Debt Securities or sinking fund installment with respect thereto, the Trustee may withhold such notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interest of the Holders of the Debt Securities (Section 7.05). "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default (Section 1.01).

  The Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding Debt Securities thereunder, by notice to the Trustee therefor, may direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee (Section 6.05).

  Subject to the further conditions contained in the Indenture, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of any series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default and its consequences except a Default or Event of Default (a) in the payment of the principal of or interest, if any, on any Debt Security of such series or (b) in respect of a covenant or provision of such Indenture which cannot under the terms of the Indenture be amended or modified without the consent of the holder of each outstanding Debt Security adversely affected thereby (Section 6.04).

  The applicable Prospectus Supplement will describe any provisions for Events of Default applicable to the Debt Securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

  CERTAIN COVENANTS OF THE COMPANY

  DEFINITIONS

  "Attributable Debt" is defined to mean, as to any particular lease, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as determined in good faith by the Company, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended. (Section 1.01)

  "Consolidated Net Tangible Assets" is defined as the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting Funded Debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries. (Section 1.01)

  "Funded Debt" is defined to mean all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability. (Section 1.01)

  "Principal Property" is defined to mean any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by the Company or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. (Section 1.01)

  "Restricted Subsidiary" is defined to mean any Subsidiary substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company. (Section 1.01)

  "Subsidiary" is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and by one or more other Subsidiaries. (Section 1.01)

  Restrictions on Secured Debt

  If the Company or any Restricted Subsidiary shall incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure, or cause such Restricted Subsidiary to secure, the Debt Securities (and, if the Company so elects, any other Debt of the Company or such Restricted Subsidiary which is not subordinate to the Debt Securities) equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured, together with all Attributable Debt of the Company and its Restricted Subsidiaries in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages existing on properties on the date of the Indenture, (b) Mortgages on properties, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction Mortgages, (c) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (d) Mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
(e) Mortgages in favor of the Company or a Restricted Subsidiary, (f) Mortgages in connection with the issuance of certain tax-exempt industrial development bonds, (g) Mortgages under workers' compensation laws, unemployment insurance laws or similar legislation, or certain deposits including those to secure statutory obligations or certain bonds (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and (h) subject to certain limitations, any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through (g), inclusive. (Section 4.04)

  Restrictions on Sale and Leasebacks

  Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) the commitment to enter into such sale and leaseback transaction was obtained during such 120 day period, (b) the Company or such Restricted Subsidiary could create Debt secured by a Mortgage on such Principal Property as described under "Restrictions on Secured Debt" above in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Debt Securities, (c) the Company, within 120 days after the sale or transfer shall have been made, applies to the retirement of its Funded Debt an amount (the "Designated Amount"), subject to credits for certain voluntary retirements of Funded Debt, equal to the greater of (i) the net proceeds of the sale of such Principal Property and (ii) the fair market value of such Principal Property, or (d) the Company or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expects to expend within such period any monies to acquire or construct any Principal Property or Properties in which event the Company or such Restricted Subsidiary may enter into such sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Designated Amount in respect thereof is less than such monies expended or to be expended. This restriction will not apply to any sale and leaseback transactions between the Company and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary. (Section 4.05)

  MODIFICATION AND WAIVER

  The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of Debt Securities in order (a) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by such successor, (b) to provide for a successor Trustee with respect to the Debt Securities of all or any series, (c) to establish the forms and terms of the Debt Securities of any series, (d) to provide for uncertificated or unregistered Debt Securities, or (e) to cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the Debt Securities under such Indenture (Section 9.01).

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the then outstanding Debt Securities of any series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying the rights of the holders of such Debt Securities, except that no such supplemental indenture, or any amendment or waiver, may, without the consent of the holder of each Debt Security, (a) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder's Debt Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of the Company or such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor, or change the manner of determining any of the foregoing; (b) reduce the percentage in principal amount of outstanding Debt Securities of the relevant series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture; (c) waive a Default in the payment of principal of or interest on any Debt Security of such Holder; (d) change any obligation of the Company to maintain an office or agency in the places and for the purposes in the Indenture provided; or (e) modify any of the foregoing provisions, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security affected thereby (Section 9.02). After a supplemental indenture, amendment or waiver becomes effective, the Company shall mail a notice to the holders of the Debt Securities affected thereby briefly describing the supplemental indenture, amendment or waiver (Section 9.02).

  DEFEASANCE AND COVENANT DEFEASANCE

  Unless the terms of the Debt Securities of any series provide otherwise, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to (i) Debt Securities of any series payable within one year or (ii) other Debt Securities of any series upon certain conditions described below (except as otherwise provided in the Indenture) ("defeasance") or (b) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of any series ("covenant defeasance"), upon (or, with respect to defeasance of Debt Securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the Debt Securities and the satisfaction of certain other conditions set forth in such Indenture. As a condition to defeasance of any Debt Securities of any series payable later than one year from the time of defeasance, the Company must deliver to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) or a ruling of the Internal Revenue Service to the effect that holders of the Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (Article 8).

  The Company may exercise either defeasance option with respect to the Debt Securities of any series notwithstanding its prior exercise of its covenant defeasance option with respect thereto. If the Company exercises its defeasance option, payment of the Debt Securities of any series may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of any series may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. If such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on the Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. The Company will, however, remain liable for such payments at the time of the acceleration.

  GOVERNING LAW

  The Indenture and the Debt Securities are governed by and construed in accordance with the laws of the State of New York (Section 10.07).

  THE TRUSTEE

  The Company maintains a banking relationship with the Trustee in the ordinary course of business. The Trustee also acts as Trustee of another indenture of the Company.

                            DESCRIPTION OF WARRANTS

  The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and, if issued together with any Debt Securities, may be attached to or separate from such Debt Securities.

  The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general terms may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

  The Offered Warrants (as defined below) are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants and shall be evidenced by Warrant Certificates (each a "Warrant Certificate"). A copy of the forms of Warrant Agreement and Warrant Certificate are on file with the Commission and are incorporated herein by reference as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificate does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the Warrant Certificate.

  GENERAL

  The Prospectus Supplement or Prospectus Supplements relating to any Warrants will describe the terms of the Warrants offered thereby (the "Offered Warrants"), the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following: (a) the offering price; (b) the currency or currencies for which the Offered Warrants may be purchased; (c) the designation, aggregate principal amount, currency or currencies and terms of the Debt Securities purchasable upon exercise of the Offered Warrants and the procedures and conditions relating to the exercise of such Offered Warrants; (d) if applicable, the designation and terms of the Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (e) if applicable, the date on and after which the Offered Warrants and such related Debt Securities will be separately transferable; (f) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price and currency at which such principal amount of Debt Securities may be purchased upon such exercise; (g) the date on which the right to exercise the Offered Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (h) federal income tax consequences; and (i) any additional terms of the Offered Warrants.

  Warrant Certificates will be issued only in fully registered form and may be exchanged for new Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement describing the terms of the Offered Warrants. Prior to the exercise of their Offered Warrants, holders of Offered Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture, except as otherwise provided in the Indenture or pursuant thereto.

  EXERCISE OF WARRANTS

  Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Offered Warrants. Offered Warrants may be exercised at any time up to 5:00 P.M., New York time, on the Expiration Date and in the manner set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Offered Warrants will become void.

  Offered Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement describing the terms of the Offered Warrants of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Offered Warrants will be deemed to have been exercised upon receipt by the Warrant Agent of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing such Offered Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement describing the terms of the Offered Warrants, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Offered Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                               PLAN OF DISTRIBUTION

  GENERAL

  The Company may sell the Securities through underwriters or dealers, directly to purchasers or through agents or through a combination of any such methods of sale. If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

  In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, and the names of such underwriters, dealers and agents, will be set forth in the applicable Prospectus Supplement to the extent required. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

  During and after the offering, underwriters may purchase and sell the Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters in connection with the offering. Underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by underwriters if such Securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  DELAYED DELIVERY ARRANGEMENTS

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                             VALIDITY OF SECURITIES

  Unless otherwise indicated in the Prospectus Supplement with respect to any Securities, the validity of the Securities will be passed upon for the Company by John W. Galiardo, Vice Chairman and General Counsel of the Company, and for the underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. As of September 30, 1997, Mr. Galiardo owned 107,609 shares of the Company's common stock, had options to acquire 831,737 shares, was entitled to receive 18,504 shares under the Company's Stock Award Plan and had rights to 400 shares under the Company's 1996 Directors' Deferral Plan. In addition, Mr. Galiardo had a vested interest, as of August 31, 1997, under the Company's Savings Incentive Plan in 8,843 shares of the Company's common stock and in 453 shares of the Company's Series B ESOP Convertible Preferred Stock.

                                    EXPERTS

  The consolidated financial statements of the Company, incorporated by reference into the Company's Annual Report on Form 10-K for the year ended September 30, 1996 (the "1996 10-K"), and the related schedule thereto included in the 1996 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

            Securities and Exchange Commission registration fee    $121,212
            Legal fees and expenses                                  50,000
            Blue Sky fees and expenses                                6,000
            Accounting fees and expenses                            110,000
            Printing and engraving fees                              35,000
            Trustee's fees and expenses                              30,000
            Rating agency fees                                      130,000
            Miscellaneous                                            17,788
                                                                   --------
               Total                                               $500,000
                                                                   ========

  All of the above items except the registration fees are estimated.

ITEM 15.  Indemnification of Directors and Officers.

  Article XI of the by-laws of the Company provides as follows:

  "The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act, any corporate agent (as defined in said
Act), or his legal representative, made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a corporate agent of this Company."

  The New Jersey Business Corporation Act permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met.

  The Company maintains policies of insurance under which the respective directors and officers (as defined therein) of the Company are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any civil claim or claims which may be made against any director or officer (as so defined) of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or alleged to have been done while acting in their respective capacities.


ITEM 16.  Exhibits.

  1     --  Form of Underwriting Agreement.
  4(a)  --  Indenture dated as of March 1, 1997, between the Company and The
            Chase Manhattan Bank, Trustee (incorporated by reference to Exhibit
            4(a) to the Company's Form 8-K filed on July 31, 1997).
  4(b)  --  Forms of Warrant Agreement (incorporated by reference to Exhibit
            4(b) to the Company's Form S-3 Registration Statement No. 33-47957).
  4(c)  --  Forms of Warrant Certificate (incorporated by reference to Exhibit
            4(c) to the Company's Form S-3 Registration Statement No. 33-47957).
  5     --  Opinion of John W. Galiardo, Vice Chairman and General Counsel of
            the Company.
  12    --  Calculation of Ratio of Earnings to Fixed Charges.
  23(a) --  Consent of Independent Auditors, Ernst & Young LLP.
  23(b) --  Consent of John W. Galiardo (included in his opinion filed herewith as Exhibit 5).
  24    --  Powers of Attorney.

  25    --  Form T-1, Statement of Eligibility of The Chase Manhattan Bank, as
            Trustee.

ITEM 17.  Undertakings.

  The undersigned registrant hereby undertakes:

  (1) to file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration
Statement:

  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Franklin Lakes, New Jersey on the 17th day of October, 1997.



                         BECTON, DICKINSON AND COMPANY
                                    (Registrant)

                         By  /s/     Bridget M. Healy
                           ------------------------------------------
                                     Bridget M. Healy
                               Vice President and Secretary

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 17th day of October, 1997 by or on behalf of the following persons in the capacities indicated.


            Name                  Title
            ----                  -----

             *                    Chairman of the Board, President,
------------------------------    Chief Executive Officer and Director
     (Clateo Castellini)          (Principal Executive Officer)


             *                    Senior Vice President - Finance and
------------------------------    Chief Financial Officer (Principal
     (Edward J. Ludwig)           Financial and Accounting Officer)


             *                    Director
------------------------------
    (Harry N. Beaty, M.D.)


             *                    Director
------------------------------
    (Henry P. Becton, Jr.)


             *                    Director
------------------------------
     (Albert J. Costello)


             *                    Director
------------------------------
   (Gerald M. Edelman, M.D.)

             *                    Director
------------------------------
      (John W. Galiardo)



             *                    Director
------------------------------
    (Richard W. Hanselman)


             *                    Director
------------------------------
      (Frank A. Olson)



             *                    Director
------------------------------
     (James E. Perrella)


             *                    Director
------------------------------
     (Gloria M. Shatto)


             *                    Director
------------------------------
    (Raymond S. Troubh)


             *                    Director
------------------------------
   (Margaretha af Ugglas)


* Bridget M. Healy, by signing her name below, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                                 /s/ Bridget M. Healy
                                             ------------------------------
                                                     Bridget M. Healy,
                                                     Attorney-in-fact